Exhibit 4.4

BHP BILLITON FINANCE (USA) LIMITED

BHP GROUP LIMITED

301 Certificate

The undersigned officer of BHP Billiton Finance (USA) Limited, a corporation incorporated under the laws of the Commonwealth of Australia (the “Company”), and each of the undersigned officers of BHP Group Limited, an Australian corporation (the “Guarantor”), does hereby certify pursuant to Sections 102, 201 and 301 of the Indenture (the “Indenture”), dated as of February 28, 2023, among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), that there is hereby established a series of Securities (as that term is defined in the Indenture), the terms of which shall be as follows:

(1) The title of the Securities shall be the 5.300% Senior Notes due 2035 (the “Notes”).

(2) Subject to Item 12 below, the limit to the initial aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture pursuant to this Certificate is US$1,250,000,000.

(3) Subject to the provisions of Section 307 of the Indenture, interest shall be payable to the Person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Note.

(4) The principal amount of the Notes shall be payable in full on February 21, 2035, subject to and in accordance with the provisions of the Indenture and the provisions relating to redemption set forth in the terms of the Notes set out in the form attached hereto as Annexure A.

(5) The Notes shall bear interest at the rate of 5.300% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on February 21 and August 21 of each year (each, an “Interest Payment Date”), commencing August 21, 2025, until the principal amount of the Notes has been paid or duly provided for. If any Interest Payment Date, Redemption Date or the Stated Maturity falls on a date that is not a Business Day, any payment in respect of the Notes due on such date will be made on the next Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date or the Stated Maturity. February 10 or August 10 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

(6) Payment of the principal of, premium, if any, and interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Notes may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, in each case at the office or agency of the Company maintained for those purposes in the Borough of Manhattan, The City of New York.

(7) [Reserved]

(8) The Company shall not be obligated to redeem or purchase the Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

(9) The Notes shall be issuable in minimum denominations of US$2,000 and in integral multiples of US$1,000 in excess thereof.

(10) The Notes shall be defeasible as provided by Article Thirteen of the Indenture.

(11) The Notes shall be issued in the form of one or more Global Securities and shall be substantially in the form attached hereto as Annexure A. The depositary for the Global Securities representing the Notes shall be The Depository Trust Company.

(12) The Company may from time to time or at any time, without the consent of the Holders of the Notes, create and issue additional Securities with terms and conditions identical to those of the Notes, which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

(13) The Notes shall be entitled to the benefits of Section 205 of the Indenture.

(14) The Guarantee shall be in the form included in Annexure A attached hereto.

(15) [Intentionally omitted.]

(16) The address of the Company for purposes of Section 105 of the Indenture is 171 Collins Street, Melbourne, Victoria 3000, Australia, telephone: +61 3 9609 3333, and facsimile: +61 9609 3015. The address of the Guarantor for purposes of Section 105 of the Indenture is 171 Collins Street, Melbourne, Victoria 3000, Australia, telephone: +61 3 9609 3333, and facsimile: +61 9609 3015.

All terms used in this 301 Certificate which are defined in the Indenture or the Notes shall have the meanings assigned to them in the Indenture and the Notes, respectively.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this 301 Certificate.

Dated: February 21, 2025

BHP BILLITON FINANCE (USA) LIMITED

by its authorized individual on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:	/s/ Stewart Cox
	Name:	Stewart Cox
	Title:	Group Treasurer

BHP GROUP LIMITED

by its authorized individuals on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:	/s/ Vandita Pant
	Name:	Vandita Pant
	Title:	Chief Financial Officer

By:	/s/ Stewart Cox
	Name:	Stewart Cox
	Title:	Group Treasurer

[Signature page to 301 Certificate]

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BHP BILLITON FINANCE (USA) LIMITED

(ABN 79 057 525 505)

5.300% SENIOR NOTES DUE 2035

PAYMENT OF PRINCIPAL

AND INTEREST GUARANTEED BY BHP GROUP LIMITED

No. [ ]	CUSIP Number 055451 BL1
US$[ ]	ISIN Number US055451BL10

BHP Billiton Finance (USA) Limited (ABN 79 057 525 505), a corporation duly organized and existing under the laws of the Commonwealth of Australia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[ ] on February 21, 2035, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities of the series of securities entitled 5.300% Senior Notes due 2035 (the “Securities”), shall initially equal US$1,250,000,000 in the aggregate, provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Securities, issue additional securities with terms and conditions identical to those of the Securities, which additional securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, and to pay interest thereon from February 21, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 21 and August 21 in each year, commencing August 21, 2025, at the rate of 5.300% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 10 or August 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date, Redemption Date or the Stated Maturity falls on a date that is not a Business Day, any payment in respect of the Securities will be made on the next Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date or the Stated Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

All payments of, or in respect of, principal of and any premium and interest on this Security, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any such subdivision or authority to be withheld or deducted. In that event, the Company will pay such Additional Amounts (as described in Section 1004 of the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of this Security of the amounts which would have been payable in respect of this Security had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual, facsimile or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ____________________, 2025

BHP Billiton Finance (USA) Limited by its authorized individual on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:
	Name:	Stewart Cox
	Title:	Group Treasurer

[Signature page to Global Note]

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
As Trustee

By:
Authorized Officer

[Signature page to Global Note]

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 28, 2023 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, BHP Group Limited, a corporation duly organized and existing under the laws of the Commonwealth of Australia (referred to herein as the “Guarantor”, which term includes any Successor Persons under the Indenture referred to herein), and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, as Trustee thereunder (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Additional securities on terms and conditions identical to those of the Securities may be issued by the Company without the consent of the Holders of the Securities. The amount evidenced by such additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities.

Prior to November 21, 2034 (the “Par Call Date”, the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. Notice of any redemption of Securities may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant Redemption Date.

On and after any Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption. On or before any Redemption Date, the Company or the Guarantor shall deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all of the Securities is to be redeemed, the Securities to be redeemed shall be selected by the trustee by such method as the Trustee shall deem fair and appropriate.

The Securities may also be redeemed at the option of the Company or the Guarantor in whole, but not in part, at any time at the Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption, if the Company or the Guarantor determines, that if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company or the Guarantor is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after February 18, 2025, (i) the Company or the Guarantor is or would be required to pay additional amounts of interest with respect to the Securities or the Guarantees as set forth in the Guarantee endorsed hereon (or in a supplemental indenture) or (ii) the Guarantor or any of its Subsidiaries is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium, if any, or interest in respect of the Securities and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of Clause (ii) above cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or any relevant Subsidiary.

The Securities may also be redeemed in whole, but not in part, upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation of the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder additional amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of US$2,000 and in integral multiples of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE

BHP Group Limited (ABN 49 004 028 077), a corporation incorporated under the laws of the Commonwealth of Australia, having its principal office at 171 Collins Street, Melbourne, Victoria 3000, Australia (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), for value received hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (including any Additional Amounts payable pursuant to Section 1004 of the Indenture in respect thereof), when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In the case of the failure of BHP Billiton Finance (USA) Limited, a corporation organized under the laws of the Commonwealth of Australia (herein called the “Company”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

All payments of, or in respect of, principal of and any premium and interest on the Securities, and all payments pursuant to any Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or (as the case may be) the Guarantor is incorporated unless such taxes, duties, assessments or governmental charges are required by such jurisdiction (or any such subdivision or authority thereof or therein) to be withheld or deducted. In that event, the Company or the Guarantor, as applicable, will pay such Additional Amounts of, or in respect of, principal and any premium and interest as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security of the amounts which would have been payable in respect of such Security or the Guarantee thereof, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b) any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Security or a Guarantee (in each case, where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(d) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities or the Guarantees;

(e) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company or the Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement (including, as applicable, supplying an appropriate tax file number, Australian Business Number or exemption details), which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(f) any tax, assessment or other governmental charge imposed as a result of the Security or the Guarantee being presented for payment in Australia unless presentment could not have been made elsewhere;

(g) any withholding or deduction required to be made with respect to a Security or a Guarantee presented for payment by or on behalf of a Holder of such Security or Guarantee who would have been able to avoid such withholding or deduction by presenting the relevant Security or Guarantee to another Paying Agent in a member state of the European Union;

(h) to the extent the Company or the Guarantor is required to withhold or deduct an amount or pay any tax, duty, or other governmental charge that is imposed or withheld by reason of the Australian Commissioner of Taxation giving a notice under section 260-5 of Schedule 1 to the Australian Tax Administration Act of 1953 of Australia, or section 255 of the Australian Tax Act (or similar provision, in relation to any other taxes, duties, assessment or other governmental charges, as amended from time to time), in respect of the Security or the Guarantee;

(i) any withholding or deduction required to be paid on the interest (as defined in Section 128A(IAB) of the Income Tax Assessment Act of 1936 of Australia (the “Australian Tax Act”) and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an “associate” of the Company (as that term is defined in section 128F(9) of the Australian Tax Act);

(j) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither the Company nor the Guarantor participated in or was a party to such scheme;

(k) in respect of any taxes, duties, assessments or other governmental charges imposed or required under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation or practice adopted pursuant to any such intergovernmental agreement; or

(l) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k);

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any or any interest on any Security or any Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.

The provisions of the preceding paragraph shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company or the Guarantor, as the case may be, is resident, or any political subdivision or taxing authority thereof or therein.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been executed manually, by facsimile or electronically by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

The Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: ____________________, 2025

BHP Group Limited

by its authorized individuals on its behalf pursuant to section 126 of the Corporations Act 2001 (Cth)

By:
	Name:	Vandita Pant
	Title:	Chief Financial Officer

By:
	Name:	Stewart Cox
	Title:	Group Treasurer